UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012 (March 26, 2012)

iPayment Holdings, Inc.

iPayment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

Delaware

(State or other jurisdiction of incorporation)

333-177233-19

000-50280

(Commission File Number)

20-4777880

62-1847043

(I.R.S. Employer Identification Number)

126 East 56th Street, 33rd Floor

New York, New York 10022

(Address and zip code of principal executive offices)

(212) 802-7200

(Registrants’ telephone number, including area code)

Not Applicable

(Name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2012, iPayment, Inc. (the “company”) entered into an employment agreement (the “agreement”) with Philip J. Ragona, who will serve as Senior Vice President and General Counsel of the company commencing on April 16, 2012 (the “effective date”).

As provided in the agreement, Mr. Ragona’s compensation will include, among other things: (i) a minimum base salary of $285,000 per year; (ii) a performance-based annual bonus of up to 50% of his base salary; (iii) within one year of the effective date, the grant of an equity award expected to have a value of up to $500,000 upon a sale of the company at the implied equity value of the company specified in the agreement; (iv) reimbursement of certain business expenses and after tax reimbursement of at least $25,000 for relocation expenses; (v) participation in the company’s executive retention and deferred compensation plans and the company’s employee benefit plans and programs, including, but not limited to, full matching of contributions under the company’s 401(k) plan (based on current plan terms and IRS contribution limits); and (vi) indemnification on substantially the same basis as set forth in the indemnification agreements entered into by the company’s other executives, the form of which was filed with the Securities and Exchange Commission with the company’s Current Report on Form 8-K on October 7, 2011.

Mr. Ragona’s employment with the company will continue until terminated upon the earliest to occur of: (i) the mutual agreement of the company and Mr. Ragona; (ii) Mr. Ragona’s death or “disability” (as defined in the agreement); (iii) termination by the company for “cause” (as defined in the agreement), including, but not limited to, fraudulent or dishonest acts, certain criminal acts, or gross negligence or willful misconduct; (iv) termination by Mr. Ragona for “good reason” (as defined in the agreement), including, but not limited to, a material diminution of Mr. Ragona’s title, authority, duties or responsibilities; and (v) termination by the company other than for “disability” or “cause,” or termination by Mr. Ragona other than for “good reason.”

Upon the termination of Mr. Ragona’s employment with the company, he will be entitled to receive payment for the following (collectively, “accrued compensation”): (i) any accrued and unpaid base salary as of the termination date, (ii) any accrued and unpaid benefits and (iii) any unpaid, reimbursable business expenses incurred on or prior to the termination date. In addition to accrued compensation, if Mr. Ragona’s employment is terminated by the company other than for “cause” or “disability” or by Mr. Ragona for “good reason,” Mr. Ragona will also be entitled to severance pay of up to the amount of his yearly base salary; provided, that Mr. Ragona will not receive any severance pay if: (i) (a) his employment is terminated following a sale of the company and (b) such sale results in cash payments to Mr. Ragona and other senior executives of the company for equity awards held by them or (ii) Mr. Ragona does not execute a general release of claims in form and manner reasonably satisfactory to the company.

In addition to the foregoing, the agreement also contains customary restrictive covenants by Mr. Ragona not to, among other things, disclose confidential information, disparage the company, solicit employees or customers of the company, or compete with the company.

The foregoing description is a summary only and is qualified in its entirety by the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

On March 29, 2012, the company issued a press release announcing the hiring of Mr. Ragona as Senior Vice President and General Counsel, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Employment Agreement, dated as of March 26, 2012, between iPayment, Inc. and Philip J. Ragona.

99.1	Press release issued by iPayment, Inc. on March 29, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPAYMENT HOLDINGS, INC. IPAYMENT, INC.

By:	/s/ Mark C. Monaco
Name:	Mark C. Monaco
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Director

Dated: March 30, 2012